Exhibit 10.4

EXECUTION

FOURTH AMENDMENT TO FINANCING AGREEMENT
AND FORBEARANCE AGREEMENT

This FOURTH AMENDMENT TO FINANCING AGREEMENT AND FORBEARANCE AGREEMENT, dated as of April 30, 2020 (this “Amendment”), is entered into by and among Apex Global Brands Inc. (formerly known as Cherokee Inc.), a Delaware corporation (the “Parent” and the “U.S. Borrower”), Irene Acquisition Company B.V., a private company with limited liability incorporated under the laws of the Netherlands, having its statutory seat (statutaire zetel) in Amsterdam, the Netherlands and registered with the Dutch trade register under number 67160921 (the “Dutch Borrower” and, together with the U.S. Borrower, each a “Borrower” and collectively, the “Borrowers”), each Guarantor party hereto, the Lenders party hereto which constitute all of the Lenders party to the Financing Agreement as of the date hereof, Gordon Brothers Finance Company, a Delaware corporation (“GBFC”), as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), and GBFC, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

W I T N E S S E T H:

WHEREAS, the Parent, the Borrowers, the Guarantors, the lenders from time to time party thereto (collectively, the “Lenders” and each individually, a “Lender”) and the Agents are parties to that certain Financing Agreement, dated as of August 3, 2018 (as amended by that certain First Amendment to Financing Agreement, dated as of December 28, 2018, as further amended by that certain Second Amendment to Financing Agreement, dated as of January 29, 2019, as further amended by that certain Third Amendment to Financing Agreement and Forbearance Agreement, dated as of December 20, 2019 and as further amended, modified or otherwise supplemented from time to time prior to the date hereof, the “Financing Agreement”);

WHEREAS, Events of Default have occurred and are continuing under the Financing Agreement pursuant to (i) Section 9.01(c) of the Financing Agreement as a result of the Borrowers breach of Section 7.03(b) of the Financing Agreement for the period ended October 31, 2019 and January 31, 2020 and (ii) Section 9.01(c) of the Financing Agreement as a result of the Borrowers breach of Section 7.03(c) of the Financing Agreement (collectively, the “Existing Events of Default”).  The Borrowers have requested the Agents and Lenders forbear from exercising the Agents rights and remedies granted pursuant to the Financing Agreement and other Loan Documents in order to provide the Borrowers an opportunity to consider various business alternatives.  The Agents and Lenders have agreed to forbear from exercising their rights and remedies solely in accordance with the terms and conditions of this Amendment; and

WHEREAS, the Borrowers have requested that the Agents and the Lenders effect certain amendments to the Financing Agreement, in each case, as more specifically set forth herein, and the Agents and the Lenders are willing, as applicable, to effect such amendments to the Financing Agreement, in each case, on the terms and conditions hereinafter set forth.

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NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed by and between the Agents, the Lenders, the Borrowers and the Guarantors, as follows:

1.Defined Terms.  Except as otherwise defined in this Amendment, capitalized terms used herein that are not otherwise defined shall have the meanings given to those terms in the Financing Agreement (as amended hereby).

2.Effect on Loan Documents; Ratification and Reaffirmation.  The Financing Agreement and the other Loan Documents, after giving effect to this Amendment, shall be and remain in full force and effect in accordance with their terms and hereby are ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of any right, power, or remedy of the Agents or any other Secured Party under the Financing Agreement or any other Loan Document.  Each Loan Party party hereto hereby ratifies and confirms in all respects all of its obligations under the Loan Documents to which it is a party and each Loan Party party hereto hereby ratifies and confirms in all respects any prior grant of a security interest under the Loan Documents to which it is party and acknowledges that all of such security interests, and all collateral heretofore pledged as security for such indebtedness, continues to be and remains collateral for such indebtedness from and after the date hereof.  Each Loan Party further acknowledges and agrees that none of the Loan Parties have any defense (whether legal or equitable), set-off or counterclaim to the payment or performance of the Obligations in accordance with the terms of the Loan Documents.

3.Representations and Warranties.  Each Loan Party hereby represents and warrants to the Agents and the Lenders as follows:

a.other than the Existing Events of Default, no Default or Event of Default has occurred and is continuing on the date hereof.

b.the execution, delivery and performance by each Loan Party of this Amendment (i) have been duly authorized by all necessary action, (ii) do not and will not contravene (A) any of its Governing Documents, (B) any applicable material Requirement of Law or (C) any material Contractual Obligation binding on or otherwise affecting it or any of its properties, and (iii) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties, except (solely for the purposes of subclause (iii)), to the extent where such contravention, default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal could not reasonably be expected to have a Material Adverse Effect;

c.no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party of this Amendment;

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d.this Amendment has been duly executed and delivered by each Loan Party and this Amendment constitutes a legal, valid and binding obligation of each such Loan Party, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity; and

e.all representations and warranties contained in the Financing Agreement and each other Loan Document are true and correct in all material respects (except for those representations and warranties that (i) are conditioned by materiality, which shall be true and correct in all respects and (ii) expressly relate to an earlier date or to the Existing Events of Default) on and as of the date hereof.

4.Acknowledgment of Indebtedness.  Each Loan Party acknowledges and agrees that, as of April 30, 2020, the Loan Parties are indebted, jointly and severally, (a) to the Tranche A Term Loan Lenders for the Tranche A Term Loans in an aggregate outstanding principal amount equal to $4,812,500.00 plus accrued and unpaid interest thereon, as provided in the Financing Agreement and the other Loan Documents; (b) the Tranche B Term Loan Lenders for the Tranche B Term Loans in an aggregate outstanding principal amount equal to $33,687,500.00 plus accrued and unpaid interest thereon, as provided in the Financing Agreement and the other Loan Documents; (c) the Tranche C Term Loan Lenders for the Tranche C Term Loans in an aggregate outstanding principal amount equal to $777,132.91 plus accrued and unpaid interest thereon, as provided in the Financing Agreement and the other Loan Documents; (d) the Tranche D Term Loan Lenders for the Tranche D Term Loans in an aggregate outstanding principal amount equal to $4,662,797.38 plus accrued and unpaid interest thereon, as provided in the Financing Agreement and the other Loan Documents and (e) for accrued and unpaid fees and expenses of Agents and Lenders (and any other amounts due under the Financing Agreement and the other Loan Documents, including but not limited to reasonable fees and disbursements of counsel).

5.Acknowledgment of Existence of Events of Default.  Each Loan Party acknowledges and agrees that the Existing Events of Default have occurred and are continuing.  Each Loan Party acknowledges and agrees that the Agents and the Lenders have not waived the Existing Events of Default or any other Event of Default.  Each Loan Party further acknowledges and agrees that, as a result of the occurrence of the Existing Events of Default: (a) all of such Loan Party’s obligations, liabilities and indebtedness to the Agents and the Lenders under the Financing Agreement and the other Loan Documents may at any time, subject to the terms of this Amendment, the Financing Agreement and the other Loan Documents, be declared due and payable in full, (b) the Agents and the Lenders have no further commitment to extend credit to the Borrowers and (c) the Agents and the Lenders, subject to the terms of this Amendment, are entitled to proceed to enforce any and all of their rights and remedies under the terms of the Financing Agreement and the other Loan Documents.

6.Conditions Precedent to Effectiveness.  This Amendment shall not be effective until each of the following conditions precedent have been satisfied:

a.the Agents shall have received this Amendment, duly executed by each of the parties hereto;

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b.the Agents shall have received the Fourth Amendment Fee Letter (as hereinafter defined), duly executed by each of the parties thereto;

c.each of the representations and warranties set forth in Section 3 hereof shall be true and correct on and as of the date hereof;

d.the Borrowers shall have paid in full all invoiced cost and expenses incurred in connection with the preparation, execution, delivery and administration of this Amendment; and

e.all action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Amendment shall have been duly and effectively taken.

7.Conditions Subsequent to Effectiveness.  Within seven (7) days after the date hereof (or such later date as may be agreed to by the Agents), (a) the Loan Parties and the Board Observer (as hereinafter defined) shall have entered into and delivered to the Agents an agreement or agreements, in form and substance satisfactory to the Agents, governing, inter alia, the Board Observer’s board observation rights, including, without limitation, customary indemnification rights, expense reimbursement provisions, and fee arrangements and (b) the Loan Parties shall deliver to the Agents an updated Perfection Certificate in form and substance satisfactory to the Agents.

8.Covenants and Agreements.  Without any prejudice or impairment whatsoever to any of the rights and remedies of the Agents or any Lender contained in the Financing Agreement or any of the other Loan Documents or in any agreement, document or instrument executed in connection therewith, each of the Loan Party’s covenants and agrees with the Agents and the Lenders that so long as the Existing Events of Default have not been waived by the Required Lenders (it being understood and agreed that, unless otherwise explicitly set forth herein, the terms of this Section 8 shall survive the termination of the Forbearance Period so long as the Existing Events of Default are continuing):

a.Budget.  The Borrowers have delivered to the Agents on April 29, 2020 (i) a weekly budget through August 1, 2020, prepared by the Administrative Borrower and (ii) a monthly budget through December 31, 2020, prepared by the Administrative Borrower, in each case, which budget shall include information on a line item basis as to (w) projected cash receipts, (x) projected disbursements (including ordinary course operating expenses, capital expenditures, asset sales, credit party expenses and any other fees and expenses relating to the Loan Documents), (y) a calculation of the Borrowing Base and (z) the amount of Qualified Cash, which shall be in form and substance acceptable to the Agents (“Budget”) and each such Budget to be consistent with past practice.  The Budget may be updated, modified or supplemented (with the consent of the Agents and/or at the reasonable request of the Agents) from time to time, and each such updated, modified or supplemented budget shall be approved by, and in form and substance satisfactory to, the Agents and no such updated, modified or supplemented budget shall be effective until so approved and once so approved shall be deemed the Budget.

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b.Budget Variance Report.  On or before Friday of each week commencing on May 4, 2020, the Borrowers shall deliver to the Agents a Budget Variance Report.  As used herein “Budget Variance Report” means a weekly report provided by the Borrowers to the Agents, showing amount of Qualified Cash as of Saturday of each week and the actual receipts and disbursements for each line item compared to the Budget, as applicable, on a cumulative basis from the date hereof of until the fourth (4th) week after the date hereof and then on a rolling four (4) week basis at all times thereafter, noting therein all variances, on a line-item basis, from amounts set forth for such period in the Budget, and shall include or be accompanied by explanations for all material variances and certified by an Authorized Officer of the Parent.

c.Advisor.  The U.S. Borrower has engaged an advisory firm (“Advisor”) to provide certain advisory services pursuant to and as set forth in that certain Professional Services Agreement (“PSA”) dated as of December 17, 2019.  On or before May 7, 2020 the U.S. Borrower shall deliver to the Agents a copy of the report prepared by Advisor in accordance with the PSA.  The U.S. Borrower authorizes the Agents to communicate directly with Advisor and the U.S. Borrower will authorize and direct Advisor to communicate directly with the Agents with respect to matters concerning the PSA.

d.Modified Principal and Interest Payments During the Forbearance Period.  During the Forbearance Period (as hereinafter defined) only and subject to the provisions of Section 8(h) hereof:  (i) the U.S. Borrower and the Dutch Borrower, as applicable, shall not be required to make the regularly scheduled cash amortization payments on the Tranche A Term Loans or the Tranche B Term Loans pursuant to Section 2.03(a) and (b) of the Financing Agreement, (ii) all interest in respect of the Loans which (x) has accrued and not been paid prior to the date hereof and (y) accrues during the Forbearance Period shall, in each case, be automatically paid-in-kind on each applicable interest payment date by capitalizing and adding such amounts to the principal amount of the applicable Loans on which such interest accrued (the “Capitalized Interest”) and (iii) the Loans shall not accrue interest at the Post-Default Rate.  The Capitalized Interest shall be treated as principal of the applicable Loans on which such interest accrued for all purposes of the Loan Documents and thereafter bear interest as provided in Section 2.04 of the Financing Agreement.  For the avoidance of doubt, (i) this Section 8(d) only modifies the Financing Agreement as explicitly set forth herein and (ii) after the Forbearance Period ends (but subject to the provisions of Section 8(h) hereof), this Section 8(d) shall no longer apply and all of the payment and repayment provisions in the Financing Agreement with respect thereto shall govern.

e.Consolidated EBITDA Definition.  During the Forbearance Period only, Section 1.01 of the Financing Agreement shall be amended by deleting “$750,000” in sub-clause (ix) of the definition of “Consolidated EBITDA” and inserting “$1,200,000.00” in lieu thereof.

f.Qualified Cash.  During the Forbearance Period only, Section 7.03(a) of the Financing Agreement shall be amended by deleting “$700,000” and inserting “$150,000.00” in lieu thereof; provided, however, such amount may be increased as set forth in Section 8(h) hereof.

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g.Consolidated EBITDA.  During the Forbearance Period only, Section 7.03(b) of the Financing Agreement shall be amended by deleting “$9,500,000” where it appears opposite “January 31, 2020 and thereafter” and inserting “$6,500,000” in lieu thereof.

h.Application of Tax Refunds.  The Loan Parties shall promptly (and in any event within five (5) Business Days of receipt thereof), use the proceeds of any tax (or similar) refund received by the Loan Parties from the IRS or any other Governmental Authority with respect to the Loan Parties’ tax return(s) relating to the 2018 or 2019 Fiscal Year as follows:

i.With respect to the Initial Tax Refunds (as hereinafter defined) received after the Fourth Amendment Effective Date, (x) 50% of the proceeds of such Initial Tax Refunds may be retained by the Loan Parties for working capital and other general corporate purposes and (y) 50% of the proceeds of such Initial Tax Refunds (such portion, the “Relevant Portion”) shall repay the Obligations as follows:  (A) first, to any Capitalized Interest that has accrued on the Tranche A Term Loan and Tranche B Term Loan (on a pro rata basis between the Tranche A Term Loan and the Tranche B Term Loan) until such Capitalized Interest has been paid in full, (B) second, to any Capitalized Interest that has accrued on the Tranche C Term Loan and Tranche D Term Loan (on a pro rata basis between the Tranche C Term Loan and the Tranche D Term Loan) but only to the extent of such Capitalized Interest which would not have been capitalized but for the provisions of Section 8(d) hereof until such Capitalized Interest has been paid in full, and (C) third, against the installments of principal which would have been paid on the Tranche A Term Loan and Tranche B Term Loan during the Forbearance Period but for the provisions of Section 8(d) hereof (on a pro rata basis between the Tranche A Term Loan and the Tranche B Term Loan) until such principal payments have been paid in full.  If any proceeds of such refund remain after the applicable Obligations have been repaid from the Relevant Portion in accordance with the preceding sentence, then (x) the Loan Parties may retain the remainder of the proceeds from such Relevant Portion for working capital and other general corporate purposes and (y) the amount of the Relevant Portion remaining shall result in a dollar-for-dollar increase to the minimum Qualified Cash covenant contained in Section 7.03(a) of the Financing Agreement (as modified by this Amendment) up to a maximum amount of $750,000.  For purposes hereof, the “Initial Tax Refunds” shall mean all tax or similar refunds received by the Loan Parties from the IRS or other Governmental Authority up to an aggregate amount of $2,300,000.

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ii.With respect to any other refunds received by the Loan Parties from the IRS or other Governmental Authority after the Initial Tax Refunds, 100% of the proceeds of such refund shall repay the Obligations as follows:  (A) first, to any Capitalized Interest that has accrued on the Tranche A Term Loan and Tranche B Term Loan (on a pro rata basis between the Tranche A Term Loan and the Tranche B Term Loan) until such Capitalized Interest has been paid in full, (B) second, to any Capitalized Interest that has accrued on the Tranche C Term Loan and Tranche D Term Loan (on a pro rata basis between the Tranche C Term Loan and the Tranche D Term Loan) but only to the extent of such Capitalized Interest which would not have been capitalized but for the provisions of Section 8(d) hereof until such Capitalized Interest has been paid in full, and (C) third, against the installments of principal which would have been paid on the Tranche A Term Loan and Tranche B Term Loan during the Forbearance Period but for the provisions of Section 8(d) hereof (on a pro rata basis between the Tranche A Term Loan and the Tranche B Term Loan) until such principal payments have been paid in full.  If any proceeds of such refund remain after the applicable Obligations have been repaid in accordance with the preceding sentence, then (x) the Loan Parties may retain the remainder of the proceeds from such refund for working capital and other general corporate purposes, (y) the amount of the refund remaining shall result in a dollar-for-dollar increase to the minimum Qualified Cash covenant contained in Section 7.03(a) of the Financing Agreement (as modified by this Amendment) up to a maximum amount of $750,000, and (z) (i) the provisions of Section 8(d) hereof which provide that (A) (1) the provisions in clauses (i) and (ii) of the first sentence in Section 8(d) hereof shall not longer be applicable and (ii) all of the payment and repayment provisions in the Financing Agreement with respect to amortization and interest payments shall govern.

Any payments of the Obligations made pursuant to this Section 8(h) shall not be subject to the Applicable Premium.  Notwithstanding the foregoing, if the Administrative Agent, Collateral Agent, or Required Lenders, as applicable, have elected to apportion the payments as set forth in, and in accordance with the terms of, Section 4.03(b) of the Financing Agreement, then the provisions of such Section 4.03(b) shall control.

i.Board Observer.  Each Loan Party will permit the Agents to have a representative (the “Board Observer”) present (whether in person or by telephone) in an observer capacity at all duly convened meetings of the Board of Directors or managers of each Loan Party and any committee meetings thereof.  The Board Observer must be approved by the U.S. Borrower (such approval not to be unreasonably withheld, conditioned or delayed).  Each Loan Party shall provide the Board Observer representative with a notice and agenda of each duly convened meeting of the Board of Directors and any committee thereof at least seven (7) days (or such lesser time as agreed to by the Board Observer) in advance of such meeting, and all of the information and other materials that are distributed to the Board of Directors or any committee thereof, as applicable, at the same time and in the same manner as such notices, agendas, information and other materials are provided to the members of the Board of Directors or any committee thereof; provided, however, that the Loan Parties reserve the right to withhold any information and to exclude the Board Observer from any meeting or portion thereof if (x) access to such information or attendance at such meeting would, upon advice of the Loan Parties’ counsel, adversely affect

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the attorney-client privilege between the Loan Parties and their counsel or (y) in the reasonable judgment of the Loan Parties, access to such information or attendance at such meeting could result in a conflict of interest between the Secured Parties and the Loan Parties.  The Loan Parties shall reimburse the Board Observer for the reasonable out-of-pocket expenses (including travel expenses) incurred by the Board Observer in connection with the Board Observer attending any meetings of the Board of Directors or any committees thereof.  The Parent shall hold at least one meeting of its Board of Directors each month.

9.Forbearance by Agents and Lenders.  In consideration of the Loan Parties performance in accordance with this Amendment, the Agents and Lenders shall forbear from enforcing their rights and remedies under the Financing Agreement and other Loan Documents until the earlier of (i) July 27, 2020 (the “Termination Date”) or (ii) the occurrence of a Termination Event (the period from the Fourth Amendment Effective Date until the earlier to occur of the Termination Date and the occurrence of a Termination Event, the “Forbearance Period”).  Notwithstanding the foregoing:

a.Nothing contained in this Amendment shall constitute:  (i) a waiver by the Agents or Lenders of any Event of Default under the Financing Agreement or Loan Documents, whether now existing or hereafter arising; or (ii) a waiver of any of the Agents’ or Lenders’ contractual and legal rights and remedies.

b.This Amendment shall only constitute an agreement by the Agents and Lenders to forbear from enforcing its rights and remedies upon the terms and conditions expressly set forth herein.

10.Termination Events.  The occurrence of any one or more of the following events shall constitute a termination event (hereinafter, a “Termination Event”) under this Amendment:

a.The failure of the Loan Parties to promptly, punctually, or faithfully perform any term, condition, or covenant of this Amendment as and when due, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE.

b.The failure of the Loan Parties to promptly, punctually, or faithfully perform any term, condition, or covenant of that certain Fourth Amendment Fee Letter, dated as of the date hereof, by and among the Agents, the Lenders and the Borrowers (the “Fourth Amendment Fee Letter”) as and when due thereunder, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE.

c.The occurrence of any Event of Default under the Financing Agreement or any other Loan Document, other than the Existing Events of Default.

d.The commencement, assistance, cooperation, or participation as an adverse party or adverse witness by Loan Party in any suit or other proceeding against the Agents or any Lenders or any Affiliates of the Agents or any Lenders, relating to the Obligations or any of the transactions contemplated by the Financing Agreement, the other Loan Documents, this Amendment, or any other documents, agreements or instruments executed in connection with the Loan Documents.

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11.Rights Upon Termination.  Upon the Termination Date or the occurrence of any Termination Event, the forbearance as set forth in this Amendment shall terminate upon notice to the Administrative Borrower, and thereafter the Agents and Lenders may immediately commence enforcing their rights and remedies pursuant to the Financing Agreement and Loan Documents and otherwise without notice or demand.

12.Amendments to Financing Agreement.  Subject to the satisfaction of the conditions precedent specified in Section 6, the Financing Agreement is hereby amended by:

a.amending Section 1.01 thereof by adding the following definitions in the appropriate alphabetical order:

““CARES Act” means the Paycheck Protection Program under the Coronavirus Aid, Relief and Economic Security Act, Pub. L. 116-136 (2020) (as in effect on the Fourth Amendment Effective Date).”

““Fourth Amendment Effective Date” means April 30, 2020.”

““PPP Lender” means Bank of America, N.A.”

““PPP Loan” means an unsecured loan incurred by the U.S. Borrower in the original principal amount of $735,552.00 from the PPP Lender pursuant to the CARES Act.”

b.amending Section 1.01 thereof by amending and restating clause (o) of the definition of “Permitted Indebtedness” in its entirety as follows:

“(o)the PPP Loan;”

c.amending Section 7.01(a)(iii) by deleting sub-clause (1) in the parenthetical which appears in clause (B) thereof and inserting the following in lieu thereof:

“(1) except with respect to the Fiscal Year ending on or around February 1, 2020, a “going concern” or like qualification or exception,”

d.amending and restating Section 7.01(q) thereof in its entirety as follows:

“(q)PPP Loan.  The U.S. Borrower shall (i) use the proceeds of the PPP Loan solely for “allowable uses” under the CARES Act, (ii) use the proceeds of the PPP Loan, and shall otherwise comply with all applicable conditions and requirements of the CARES Act and (iii) after sixty (60) days, but not more than ninety (90) days, from the date the PPP Loan is funded, apply to the PPP Lender for full and complete forgiveness of the maximum eligible amount of the PPP Loan, which shall be, in any event, no less than sixty percent (60%) of the PPP Loan.”

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e.amending Section 7.02 by adding the following sentence at the end of such section:

“Notwithstanding anything to the contrary in this Section 7.02, no Loan Party shall (x) make any Restricted Payment to any shareholder or other equityholder of the U.S. Borrower, (y) prior to October 1, 2020, make any payment, prepayment, redemption, defeasance, or repurchase of any Subordinated Indebtedness (including the Board Debt, but excluding payments of up to $3,000 per month pursuant to that certain Subordinated Promissory Note, dated as of December 31, 2019, by the Administrative Borrower in favor of Caransa Groep B.V.), or (z) pay any fees or similar amounts to any members of the Board of Directors, provided, however, the Loan Parties shall be permitted to pay reasonable and customary fees to the members of the Board of Directors solely to the extent such fees are paid in the form of restricted stock units in the U.S. Borrower.”

f.deleting Schedule 8.01 in its entirety and inserting the new Schedule 8.01 attached hereto as Exhibit A in lieu thereof; and

g.amending Section 9.01(c) by inserting “Section 7.01(q), ” immediately after “Section 7.01(o),” therein.

13.Release.

a.Each Loan Party hereby releases and forever discharges the Agents, the Lenders and each of their parents, subsidiaries and affiliates, past or present, and each of them, as well as each of Agents’ and Lenders’ directors, officers, agents, servants, employees, shareholders, representatives, attorneys, administrators, executors, heirs, assigns, predecessors and successors in interest, and all other persons, firms or corporations with whom any of the former have been, are now, or may hereafter be affiliated, and each of them (collectively, the “Releasees”), from and against any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action in law or equity, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether known or unknown, fixed or contingent, suspected or unsuspected by any Loan Party, and whether concealed or hidden (collectively, “Claims”), which any Loan Party now owns or holds or has at any time heretofore owned or held, which are based upon or arise out of or in connection with any matter, cause or thing existing at any time prior to the date hereof or anything done, omitted or suffered to be done or omitted at any time prior to the date hereof in connection with the Financing Agreement, the other Loan Documents or this Amendment (collectively the “Released Matters”).  Each Loan Party represents, warrants and agrees that in executing and entering into this release, they are not relying and have not relied upon any representation, promise or statement made by anyone which is not recited, contained or embodied in this Amendment or the Loan Documents.  Each Loan Party has reviewed this release with the Loan Parties’ legal counsel, and understands and acknowledges the significance and consequence of this release and of the specific waiver thereof contained herein.  Each Loan Party understands and expressly assumes the risk that any fact not recited, contained or embodied therein may turn out hereafter to be other than, different from, or contrary to the facts now known to any Loan Party or believed by any Loan Party to be true.  Nevertheless, each Loan Party intends by this release to release fully, finally and forever all Released Matters and agrees that this release shall be effective in all respects notwithstanding any such difference in facts, and shall not be subject to termination, modification or rescission by reason of any such difference in facts.

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b.Each Loan Party acknowledges that it has been informed by its respective counsel of the provisions of Section 1542 of the California Civil Code and the possible applicability of those provisions to this Amendment.  With the advice of its respective counsel, to the extent the releases in this Amendment are deemed to be general releases in connection with the matters they encompass, the Borrowers and each Guarantor hereby expressly waives and relinquishes all rights and benefits which they have or may in the future have under Section 1542 of the California Civil Code which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Each Loan Party acknowledges that it may hereafter discover facts which are different from or in addition to those which they now know or believe to be true with respect to the Loan Documents or to the matters herein released, and they agree that the Loan Documents shall be and remain in full force and effect in all respects notwithstanding any such different or additional facts.  The foregoing references to California law shall not in any way derogate from the provisions of Section 19 below, it being understood and agreed by all parties hereto that, as provided for in Section 19, New York law shall govern this Amendment.

c.The provisions of this Section 13 shall survive the termination of the Forbearance Period.

14.No Novation; Entire Agreement.  This Amendment evidences solely the specified terms and obligations of the Loan Parties under the Financing Agreement and is not a novation or discharge of any of the other obligations of the Loan Parties under the Financing Agreement.  There are no other understandings, express or implied, among the Loan Parties, the Agents and the Lenders regarding the subject matter hereof or thereof, and the forbearance terms herein supersede all prior forbearance agreements entered into between the Agents, the Lenders, and the Loan Parties.

15.Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

16.Headings.  Headings and captions used in this Amendment are included for convenience of reference only and shall not be given any substantive effect.

17.Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by telecopier or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telecopier or electronic mail also shall deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

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18.Miscellaneous.  The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

19.Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

20.WAIVER OF JURY TRIAL, ETC.  EACH LOAN PARTY, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AMENDMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AMENDMENT, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS.  EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS AND THE LENDERS ENTERING INTO THIS AMENDMENT.

21.Informed Execution.  Each of the Loan Parties represents and warrants to the Agents and Lenders that:

a.Each Loan Party has read and understands all of the terms and conditions of this Amendment;

b.The Loan Parties intend to be bound by the terms and conditions of this Amendment; and

c.The Loan Parties are executing this Amendment freely and voluntarily, without duress, after consultation with independent counsel of the Loan Parties own selection.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

9700767

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

BORROWERS:

APEX GLOBAL BRANDS, INC. (f/k/a Cherokee Inc.), as U.S. Borrower

By:	/s/ Henry Stupp
Name:	Henry Stupp
Title:	Chief Executive Officer

IRENE ACQUISITION COMPANY B.V., as Dutch Borrower

By:	/s/ Henry Stupp
Name:	Henry Stupp
Title:	Director A

By:	/s/ Kimberly Doyle
Name:	Kimberly Doyle
Title:	Director B

[Signature Page to Fourth Amendment]

GUARANTORS:

CHEROKEE INC.

By:	/s/ Henry Stupp
Name:	Henry Stupp
Title:	CEO

SPELL C. LLC

By: CHEROKEE INC., its sole member

By:	/s/ Henry Stupp
Name:	Henry Stupp
Title:	CEO

CHEROKEE BRANDS LLC

By: CHEROKEE INC., its sole member

By:	/s/ Henry Stupp
Name:	Henry Stupp
Title:	CEO

HAWK 900 BRANDS LLC

By: CHEROKEE INC., its sole member

By:	/s/ Henry Stupp
Name:	Henry Stupp
Title:	CEO

[Signature Page to Fourth Amendment]

EDCA LLC

By: CHEROKEE INC., its sole member

By:	/s/ Henry Stupp
Name:	Henry Stupp
Title:	CEO

FFS HOLDINGS, LLC

By: CHEROKEE INC., its sole member

By:	/s/ Henry Stupp
Name:	Henry Stupp
Title:	CEO

FLIP FLOP SHOES FRANCHISE COMPANY, LLC

By: FFS HOLDINGS, LLC, its sole member

By: CHEROKEE INC., its sole member

By:	/s/ Henry Stupp
Name:	Henry Stupp
Title:	CEO

HI-TEC SPORTS INTERNATIONAL HOLDINGS B.V.

By:	/s/ Henry Stupp
Name:	Henry Stupp
Title:	CEO

HI-TEC SPORTS PLC

By:	/s/ Henry Stupp
Name:	Henry Stupp
Title:	CEO

[Signature Page to Fourth Amendment]

HI-TEC INTERNATIONAL HOLDINGS B.V.

By:	/s/ Henry Stupp
Name:	Henry Stupp
Title:	CEO

HI-TEC SPORTS UK LIMITED

By:	/s/ Henry Stupp
Name:	Henry Stupp
Title:	CEO

HI-TEC NEDERLAND B.V.

By:	/s/ Henry Stupp
Name:	Henry Stupp
Title:	CEO

[Signature Page to Fourth Amendment]

COLLATERAL AGENT AND
ADMINISTRATIVE AGENT:

GORDON BROTHERS FINANCE COMPANY

By:	/s/ Felicia Galeota
Name:	Felicia Galeota
Title:	Vice President

LENDERS:

GORDON BROTHERS FINANCE COMPANY, LLC

By:	/s/ Felicia Galeota
Name:	Felicia Galeota
Title:	Vice President

GORDON BROTHERS BRANDS, LLC

By:	/s/ Patricia E. Parent
Name:	Patricia E. Parent
Title:	VP, Asst. Secretary

[Signature Page to Fourth Amendment]

Exhibit A

Schedule 8.01
Cash Management Accounts
(as of the Fourth Amendment Effective Date)

Company	Bank or Broker	Address	Account No.	Account Type
Cherokee Inc.	JPMorgan Chase Bank, N.A.	300 S Grand Ave, Suite 350 Los Angeles, CA 90071	000000475392697	Payroll
Cherokee Inc.	JPMorgan Chase Bank, N.A.	300 S Grand Ave, Suite 350 Los Angeles, CA 90071	000000475392689	Operating
Cherokee Inc.	JPMorgan Chase Bank, N.A.	300 S Grand Ave, Suite 350 Los Angeles, CA 90071	000000109690336	Operating
Spell C. LLC	JPMorgan Chase Bank, N.A.	300 S Grand Ave, Suite 350 Los Angeles, CA 90071	000000107930220	Operating
Cherokee Brands LLC	JPMorgan Chase Bank, N.A.	300 S Grand Ave, Suite 350 Los Angeles, CA 90071	000000133536350	Operating
Hawk 900 Brands LLC	JPMorgan Chase Bank, N.A.	300 S Grand Ave, Suite 350 Los Angeles, CA 90071	000000551026912	Operating
EDCA LLC	JPMorgan Chase Bank, N.A.	300 S Grand Ave, Suite 350 Los Angeles, CA 90071	000000762128267	Operating
FFS Holdings, LLC	JPMorgan Chase Bank, N.A.	300 S Grand Ave, Suite 350 Los Angeles, CA 90071	000000773856005	Operating
FFS Holdings, LLC	JPMorgan Chase Bank, N.A.	300 S Grand Ave, Suite 350 Los Angeles, CA 90071	000000773855783	Operating

9700767

Apex Global Brands, Inc.	Bank of America, N.A.	PO Box 15284 Wilmington, DE 19850	1416115784	Operating
Apex Global Brands, Inc.	Bank of America, N.A.	PO Box 15284 Wilmington, DE 19850	1416115789	Payroll
Hi-Tec Sports International Holdings B.V.	ING Bank	Bijlmerplein 888 Postbus 1800, 1000 BV Amsterdam	NL11INGB0658895311 (EUR) NL29INGB0020132042 (USD) Cash receipts account	Operating Operating
Hi-Tec Sports UK Limited	Barclays	Barclays Bank PLC 1 Churchill Place, London E14 5HP United Kingdom	GB49BARC20776700740799 (GBP)	Operating
Hi-Tec Sports PLC	Barclays Bank PLC	Leicester, Leicestershire, United Kingdom LE87,2BB	GB54BARC20776730229458 (GBP)	Operating

9700767